UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2006

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

202 South Wheeler Street

Plant City, FL 33563

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2006, the Board of Directors of UTEK Corporation approved the payment of a $100,000 cash bonus to UTEK Corporation’s Chairman and Chief Executive Officer, Dr. Clifford M. Gross, Ph.D., for his leadership efforts and role in strategic planning on behalf of UTEK Corporation, which have had a positive impact on UTEK Corporation’s financial performance.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2006	UTEK CORPORATION

	By:	/s/ Carole R. Wright
Carole R. Wright Chief Financial Officer